Exhibit 99.1

LifeSci Acquisition Corp. Announces Merger

Agreement with Vincera Pharma, Inc. to Create New

Publicly Listed Oncology Company

Vincera is expected to have approximately $60 million at closing to fund clinical and preclinical development pipeline

Stockholders of Vincera post-closing to include Acuta Capital, RTW Investments, Surveyor Capital, Logos Capital, EcoR1 Capital, Perceptive Advisors, Boxer Capital, Monashee Investment Management, Altium Capital, and Affinity Asset Advisors

Exclusive option to license agreement with Bayer for a highly selective, clinical-stage small molecule targeting PTEFb activity and a next-generation preclinical bioconjugation platform

NEW YORK and SANTA CLARA, CA, September 28, 2020 (GLOBE NEWSWIRE) – LifeSci Acquisition Corp. ("LSAC"), Nasdaq: LSAC, LSACU and LSACW, a blank check company targeting the biopharma, medical technology, digital health and healthcare services sectors and Vincera Pharma, Inc., a biopharmaceutical company aspiring to address the unmet medical needs of patients with cancer through paradigm-shifting therapeutics, today announced that they have entered into a definitive agreement for a business combination.

The combined company is expected to have approximately $60 million in cash at closing. In addition, it is expected that LSAC will be renamed Vincera Pharma, Inc. and the combined company’s common stock will remain listed on The Nasdaq Capital Market under the new ticker symbol “VINC.”   Post-closing, stockholders will include Acuta Capital, RTW Investments, Surveyor Capital (a Citadel company), Logos Capital, EcoR1 Capital, Perceptive Advisors, Boxer Capital of Tavistock Group, Monashee Investment Management, Altium Capital, and Affinity Asset Advisors.

Proceeds from the transaction will provide Vincera with capital and the flexibility of being a publicly listed company to accelerate the growth of their pipeline, currently driven by an exclusive option to license agreement with Bayer for an oncology portfolio, which includes a highly selective, clinical-stage PTEFb/CDK9 inhibitor, as well as a preclinical bioconjugation platform developed to overcome the limitations of antibody and small molecule drug conjugates. Vincera will be led by Chief Executive Officer, Ahmed Hamdy, M.D., cofounder of Acerta Pharma BV and former Chief Medical Officer of Pharmacyclics LLC, along with an experienced management team who brings a successful track record in discovering and developing blockbuster oncology drugs.

"LSAC was created to identify and partner with an exceptional company poised to execute on a compelling development program that would benefit from our cash resources and a public listing," said Andrew I. McDonald, Ph.D., Chief Executive Officer of LSAC and Founding Partner of LifeSci Partners.  “We believe Vincera is the ideal partner for LSAC and are confident that the highly experienced management team, with a proven track record in launching oncology blockbusters, are prepared to lead Vincera as a publicly listed company. This transaction leaves Vincera with a strong balance sheet and well positioned to reach important inflection points to deliver value to our impressive list of stakeholders, while also creating opportunities for new investors in the future.”

Dr. Hamdy said, "Our vision at Vincera is clear. We have assembled a world-class management team with an industry-leading track record for company formation and drug development of targeted oncology therapeutics. We are strategically focused on addressing the unmet medical needs of our patients with the potential for accelerated approvals and look to leverage strong partnerships to build and advance our pipeline. We are thrilled to partner with LSAC and believe this transaction will allow us to fully realize our team’s potential to develop differentiated assets to proof-of-concept, while optimizing their commercial value.”

The Boards of Directors of LSAC and Vincera have unanimously approved the merger and related agreements and transactions. In connection with the merger, stockholders of Vincera and certain stockholders of LSAC will be entering into a voting agreement relating to the nomination and election of directors of the combined company following the merger. Completion of the merger is subject to approval of LSAC’s stockholders; the execution of a definitive license agreement with Bayer providing Vincera with certain rights and obligations with respect to Vincera’s expected product candidates; and other customary closing conditions, including a definitive proxy statement being filed with the Securities and Exchange Commission (the “SEC”).  The transaction is currently expected to be completed in the fourth quarter of 2020.

Additional information about the merger and related transactions, including a copy of the merger agreement, other related agreements and an investor presentation, will be provided in a Current Report on Form 8-K to be filed by LSAC with the SEC and available at www.sec.gov.

Summary of Transaction

LSAC raised $66 million in its IPO, which is now held in a trust account. Under the terms of the proposed transaction announced today, LSAC will issue 5.5 million shares of its common stock to current securityholders of Vincera upon the closing of the proposed transaction. These Vincera stockholders may also receive, subject to the terms of the merger agreement, up to an additional 6.0 million shares of LSAC common stock based on the daily volume weighted average share price of LSAC common stock in any 20 trading days within a 30 trading day period: 2.0 million shares if the share price exceeds $20.00 prior to the 42 month anniversary of the closing, an additional 2.0 million shares if the share price exceeds $35.00 prior to the six year anniversary of the closing, and an additional 2.0 million shares if the share price exceeds $45.00 prior to the eight year anniversary of the closing.

Assuming no redemption from LSAC stockholders, it is estimated that the current stockholders of Vincera will own approximately 40% of the issued and outstanding common stock of the combined company at closing (excluding the public and private LSAC warrants from this calculation).

Post-closing, Ahmed Hamdy and Raquel Izumi from Vincera will join Andrew McDonald and Chris Lowe from LSAC, along with five independent directors on the nine-person Board of Directors.

The description of the business combination contained herein is only a summary and is qualified in its entirety by reference to the definitive merger agreement relating to the business combination, a copy of which will be filed by LSAC with the Securities and Exchange Commission (“SEC”) as an exhibit to a Current Report on Form 8-K.

About Vincera, Pharma Inc.

Vincera is a recently formed clinical-stage life sciences company focused on leveraging its extensive development and oncology expertise to advance new therapies intended to address unmet medical needs for the treatment of cancer. Vincera’s executive team has assembled a management team of biopharmaceutical experts with extensive experience in building and operating organizations that develop and deliver innovative medicines to patients. Vincera’s current pipeline is derived from an exclusive option to license agreement with Bayer and includes (i) a clinical-stage and follow-on small molecule drug program and (ii) a preclinical stage bioconjugation/next-generation antibody-drug conjugate platform. The company intends to develop multiple products through clinical proof-of-concept and potentially through Accelerated Approval in the United States. For more information, please visit www.vincerapharma.com.

About LifeSci Acquisition Corp.

LifeSci Acquisition Corp. (Nasdaq: LSAC, LSACU AND LSACW) is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities, pursuing targets that are focused on healthcare innovation in North America or Europe. For more information, please visit www.lifesciacquisition.com.

Cautionary Statement

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this communication are forward-looking statements. Forward-looking statements include, but are not limited to: Vincera’s business model, pipeline, strategy and product candidates; Vincera’s expectations with respect to the Bayer license; the expected capital of the combined company following the closing of the business combination and expected uses of such capital; the anticipated benefits of the proposed business combination; and the expected timing of completion of the proposed transaction. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations and assumptions regarding future business developments, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control.

Actual results, conditions and events may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, but are not limited to: general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the potential effects of the COVID-19 pandemic; the inability of the parties to enter into definitive agreements or successfully or timely consummate the proposed transactions or to satisfy the other conditions to the closing of the proposed transactions, including the risk that the Bayer license agreement is not entered into, and the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company; risks associated with preclinical or clinical development conducted prior to Vincera’s in-licensing; the risk that the approval of the stockholders of LSAC for the proposed transactions is not obtained; failure to realize the anticipated benefits of the proposed transactions, including as a result of a delay in consummating the proposed transactions or difficulty in, or costs associated with, integrating the businesses of LSAC and Vincera; the amount of redemption requests made by LSAC’s stockholders; the occurrence of events that may give rise to a right of one or both of LSAC and Vincera to terminate the merger agreement; risks related to the rollout of Vincera’s business and the timing of expected business milestones; changes in the assumptions underlying Vincera’s expectations regarding its future business or business model; Vincera’s ability to develop and commercialize product candidates; the availability of capital; the effects of competition on Vincera’s future business; and the risks and uncertainties set forth in LSAC’s reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC and other written statements made by LSAC from time to time. There can be no assurance that the proposed transaction will in fact be consummated in the manner described or at all. Forward -looking statements speak only as of the date hereof, and LSAC and Vincera disclaim any obligation to update any forward-looking statements.

Additional Information

In connection with the proposed transactions, LSAC will file with the SEC a proxy statement on Schedule 14A. A definitive proxy statement will be sent to holders of LSAC’s common stock when it becomes available. Investors and securityholders and other interested parties are urged to read the proxy statement, and any other documents filed with the SEC when they become available, carefully and in their entirety because they contain important information. Investors and securityholders may obtain free copies of the preliminary proxy statement and definitive proxy statement (when available) and other documents filed with the SEC by LSAC through the website maintained by the SEC at http://www.sec.gov, or by directing a request to: LifeSci Acquisition Corp., 250 W. 55th St., #3401, New York, NY 10019.

Participants in the Solicitation

LSAC and Vincera and their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the proposed transactions. Information about the directors and executive officers of LSAC and Vincera will be set forth in the definitive proxy statement and other relevant materials to be filed by LSAC with the SEC regarding the proposed transactions. Stockholders, potential investors and other readers should read the definitive proxy statement carefully when it becomes available before making any voting or investment decisions. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Contacts

LifeSci Acquisition Corp.

David Dobkin

CFO

250 West 55th Street

New York, NY 10019

Vincera Pharma, Inc.

Raquel Izumi

COO

4500 Great America Parkway

Santa Clara, CA 95054